McGladrey & Pullen, LLP
Certified Public Acountants and Consultants

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated November 27, 1996 on the financial statements of PIC Small-Cap Portfolio referred to therein, which is incorporated by reference in Amendment No. 3 to the Registration Statement on Form N-1A of PIC Small-Cap Portfolio as filed with the Securities and Exchange Commission.

                           /s/ McGladrey & Pullen, LLP
                             McGladrey & Pullen, LLP

New York, New York
March 4, 1997